Exhibit 5.1

[Letterhead of Faegre Baker Daniels LLP]

June 4, 2018

Northern Oil and Gas, Inc.
601 Carlson Pkwy, Suite 900
Minnetonka, MN 55305

Ladies and Gentlemen:
We have acted as counsel for Northern Oil and Gas, Inc., a Delaware corporation (the “Company”), in connection with (1) the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Registration Statement on Form S-4, file no. 333-216887 and Post-Effective Amendment No. 1 to such Registration Statement (as amended, the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed offer and sale from time to time of up to 10,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), in connection with future business combination transactions or acquisitions by the Company or its subsidiaries of businesses, assets or securities; and (2) the issuance by the Company of an aggregate of 6,000,000 shares of Common Stock (the “Shares”), pursuant to the Purchase and Sale Agreement by and between Salt Creek Oil and Gas, LLC and the Company, dated April 25, 2018 (the “Purchase Agreement”).
This opinion letter is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K.
The Shares will be issued under the Certificate of Incorporation of the Company, as currently in effect (the “Certificate of Incorporation”), and issued pursuant to, and in accordance with the terms of, the Purchase Agreement (collectively with the Certificate of Incorporation, the “Governing Documents”).
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction of (i) the Certificate of Incorporation, (ii) the Company’s Bylaws, as currently in effect, (iii) the Registration Statement, (iv) the Purchase Agreement, (v) resolutions adopted by the Board of Directors of the Company relating to, among other things, the authorization and issuance of the Shares and the registration of the sale thereof, and (vi) such other documents, certificates and records as we have deemed necessary or appropriate for the purpose of rendering the opinion below. We have also examined such authorities of law as we have deemed relevant as a basis for this opinion. As to any facts material to the opinion expressed herein which we did not independently establish or verify, we have relied upon written or oral certificates, statements, representations and other documentation furnished to us by officers, employees and representatives of the Company, public officials and others, without independent verification of the facts set forth therein.
Based on the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued in the manner and under the terms of the Purchase Agreement, will upon such issuance be validly issued, fully paid and nonassessable.
In rendering the foregoing opinion, we have assumed the accuracy and truthfulness of all public records of the Company and of all certifications, documents and other proceedings examined by us that have been produced by officials of the Company acting within the scope of their official capacities, without verifying the accuracy or truthfulness of such representations, and the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.
We are admitted to the practice of law in the State of Minnesota and the foregoing opinions are limited to the laws of that state and the Delaware General Corporation Law.

This opinion is rendered as of the date first written above and we assume no obligation to revise or supplement this opinion thereafter. This opinion is expressly limited to the matters set forth above and to laws existing on the date hereof, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, or the Governing Documents.
We hereby consent to the filing of this opinion as an exhibit to the current report on Form 8-K filed with the Commission on June 4, 2018 and to the reference to us under the caption “Legal Matters” in the Registration Statement and the Prospectus included therein. In providing this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.
Very truly yours,
FAEGRE BAKER DANIELS LLP

By	/s/ Joshua L. Colburn
Joshua L. Colburn, Partner